Exhibit T3A.53

Ron Thornburgh Secretary of State	Memorial Hall, 1st Floor 120 S.W. 10th Avenue Topeka, KS 66612-1594 (785) 296-4564

State of Kansas

October 28, 2005

lorraine/csc

OAK PARK HOLDING I, LLC

RE:    OAK PARK HOLDING I, LLC

ID. # 3 856101          (USE IN ALL CORRESPONDENCE WITH OUR OFFICE)

Enclosed is a certified copy of your Kansas limited liability company articles of organization. Your limited liability company’s business entity identification number is at the top of this page. The business entity identification number should be used in all correspondence with our office.

Every limited liability company must file an annual report with the Secretary of State and pay a filing fee. The annual report and filing fee are due together on the 15th day of the 4th month following the company’s tax year end (for example, April 15, 2005 for entities with a December 31, 2004 tax year end). An annual report is not required if the company has not been qualified for at least six months prior to its first tax year end. If your limited liability company operates on a tax year end other than the calendar year, you must notify our office in writing prior to December 31.

The annual report may be filed electronically at www.kssos.org or you may obtain a paper form from the Web site.

PLEASE NOTE: Your business entity may be required by Kansas law to file Form K-150 and a possible franchise tax with the Kansas Department of Revenue each year, due the 15th day of the 4th month following the entity’s tax year end. For information regarding Form K-150 please contact the Kansas Department of Revenue at 785-368-8222 or www.ksrevenue.org.

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Business Services: (785) 296-4564	Web site: www.kssos.org	Elections: (785) 296-4561
FAX: (785) 296-4570	e-mail: kssos@kssos.org	FAX: (785) 291-3051

                  3856101

Contact Information Kansas Secretary of State Ron Thornburgh	KANSAS SECRETARY OF STATE Kansas Limited Liability Company Articles of Organization	DL
Memorial Hall, 1st Floor		51
120 S.W. l0th Avenue Topeka, KS 66612-1594 (785) 296-4564 kssos@kssos.org www.kssos.org	All information must be completed or this document will not be accepted for filing.

1. Name of the limited liability company (must include “limited liability company,” “limited company,” “LLC” or “LC”): Oak Park Holding I, LLC	10-31-2005 051 0668 3856101	15:19:00 $165.00 01 PP

2. Name and address of resident agent and registered office in Kansas:
Address must be a street address. A post office box is unacceptable	01245332

Corporation Service Company	200 S.W. 30th Street	Topeka	Kansas	66611
Name	Street address	City	State	Zip

PROFESSIONAL LIMITED LIABILITY COMPANIES ONLY: (Sec instruction below)
If the LLC is organized to exercise the powers of a professional association, state the professional purpose of the LLC:

If the LLC is organized to exercise powers of a professional association or corporation, the LLC must file a certificate from the licensing board of the profession, stating that each LLC member is duly licensed to practice that profession and that the proposed company name has been approved. The following professions are authorized to create a professional LLC: architect, attorney-at-law, certified public accountant, chiropractor, clinical marriage and family therapist, clinical professional counselor, clinical psychotherapist, dentist, engineer, geologist, land surveyor, landscape architect, licensed psychologist, occupational therapist, optometrist, osteopathic physician or surgeon, pharmacist, physician, physician assistant, surgeon or doctor of medicine, podiatrist, real estate broker or salesperson, registered physical therapist, registered professional nurse, specialist in clinical social work, veterinarian

I declare under penalty of peijury under the laws of the state of Kansas that the foregoing is true and correct.

Executed on the	27th	of	October	,	2005	. I hereby certify this to be a true and
	Day		Month		Year	correct copy of the original on file.
Organizer						Certified on this date Oct. 28, 2005 Ron Thornburgh, Secretary of State

LLC Malling Information

Where would you like the Secretary of State’s office to send official mail? If no address is given, the mail will be sent to the LLC’s registered office.
8900 State Line Road, Suite 333	Leawood	Kansas	66206	Johnson
Street address	City	State	Zip	Country

The mail should be addressed to the following named individual:	Irwin Blitt

Instruction
Submit this form with the $165 filing fee.
Notice: There is $25 service fee for all returned checks.

Rev. 12/07/04	K.S.A. 17-7673